Exhibit 99.1

Acceleron Announces Retirement of John Knopf as President and CEO;
Habib Dable Named as Successor

- Habib Dable Appointed as President and CEO -

- Leadership Transition Highlights Acceleron’s Progression to its Next Stage of Growth -

Cambridge, Mass. – September 27, 2016 – Acceleron Pharma Inc. (NASDAQ:XLRN), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics to treat serious and rare diseases, today announced the Company has appointed Habib Dable as President and Chief Executive Officer to succeed current President and CEO John Knopf. Mr. Dable will assume the CEO role, effective December 1, 2016.

Mr. Dable joins Acceleron from Bayer AG, where he most recently served as President of Pharmaceuticals for Bayer in the U.S. In this role, he was responsible for several new product launches while managing the Company’s multi-billion dollar portfolio spanning therapeutic areas including hematology, neurology, oncology, women’s health, and cardiovascular disease. He is also a member of the Board of Directors and Health Section Governing Board of the Biotechnology Innovation Organization (BIO).

Mr. Dable began his career at Bayer in 1994 and quickly moved on to hold a number of senior roles in Canada, Japan and the U.S., focusing on strategic planning, sales management, and global product marketing, including successfully leading global product launches. Prior to his role as President of U.S. Pharmaceuticals, Mr. Dable was global head of specialty medicine for Bayer HealthCare Pharmaceuticals.

“With two Phase 3 trials underway and a strong proprietary pipeline, Acceleron is on the cusp of a key inflection point, and is adding critical commercial competencies to its core strength of research and development,” said Francois Nader, MD, MBA, Chairman of Acceleron’s Board of Directors. “Habib is the right person to take Acceleron forward into this next stage of growth as a company, and build on the visionary and entrepreneurial work of John Knopf. Habib brings a diverse skill set and strong track record within the biopharmaceutical industry. He is a strategic thinker with excellent leadership and communications skills that will help Acceleron deliver on our vision of becoming a leading biopharmaceutical company.”

“I am honored to be given the opportunity to join an established team at Acceleron - a company that has proven itself as a highly successful research and development organization,” said Mr. Dable. “I am excited to work with the Acceleron team and with our partner Celgene as we collaborate to fully recognize the value of our innovative portfolio.”

“As a founder and leader at Acceleron, John has been the key driving force behind the Company and its vision. The Board and entire Acceleron team thank John for his critical contribution to the success of Acceleron over the last 13 years,” said Dr. Nader.

“It has been very rewarding to grow Acceleron from just a vision for a company to where we are today with multiple therapeutics in the clinic,” said Dr. Knopf. “Our progress and growth have been extraordinary. I am very proud of our team and excited about the future of Acceleron.”

About Habib Dable
Habib Dable was most recently President of the Pharmaceuticals division in the United States for Bayer, a global enterprise with core competencies in the life science fields of health care and agriculture. In this role, he was responsible for several new product launches while managing the Company’s multi-billion dollar portfolio spanning therapeutic areas including, hematology, neurology, oncology, women’s health, and cardiovascular disease.

Mr. Dable began his career at Bayer in 1994 as a sales representative in Canada, and later moved on to various sales and marketing roles with increasing management responsibility. He served as Head of Strategic Planning at Bayer HealthCare’s office in Osaka, Japan; Director of International Sales and Marketing for Biologics in Research Triangle Park, North Carolina; Vice President and Regional Head of Hematology/Cardiology responsible for the business in Latin America, Canada, Asia Pacific and Japan; Vice President for Ophthalmology heading the global launch team for EYLEA® (aflibercept), the company’s treatment for various retinal diseases; and as Executive Vice President and Global Head of Specialty Medicine for Bayer.
He is also a member of the Board of Directors and Health Section Governing Board of the Biotechnology Innovation Organization (BIO).
Mr. Dable earned a Masters of Business Administration from the University of New Brunswick in Canada, where he also completed his undergraduate study.
About Acceleron
Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics to treat serious and rare diseases. Its pioneering research platform leverages the powerful biology behind the body’s ability to rebuild and repair its own cells and tissues. This approach to drug discovery has generated four therapeutic candidates that are currently in clinical trials. The Company’s lead therapeutic candidate, luspatercept, is being evaluated in Phase 3 studies for the treatment of the hematologic diseases, myelodysplastic syndromes (MDS) and beta-thalassemia under a global partnership with Celgene Corp. Acceleron is also advancing clinical programs in the fields of oncology and neuromuscular diseases and has a comprehensive preclinical research effort targeting fibrotic and other serious diseases.
For more information, please visit www.acceleronpharma.com. Follow Acceleron on Social Media: @AcceleronPharma and LinkedIn.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements about the Company's strategy, future plans and prospects, including statements regarding the effective date of Mr. Dable's position as CEO, and the development and possible commercialization of luspatercept and the Company's TGF-beta superfamily program generally. The words "anticipate," "appear," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that preclinical testing of the Company's compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when the Company expects it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of the Company's compounds, that the development of the Company's compounds will take longer or cost more than planned, that the Company or Celgene may be delayed in initiating or completing any clinical trials, that the Company's drug discovery activities may not yield drug candidates for which the Company can commence clinical trials at the rate at which the Company currently anticipates or at all, and that the Company's compounds will not receive regulatory approval or become commercially successful products.
Other risks and uncertainties include those identified under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission

(SEC) on February 25, 2016, and other filings that the Company has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company's current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.
Acceleron Pharma Inc.
Todd James, IRC
Senior Director, Investor Relations and Corporate Communications
617-649-9393

Media:
BMC Communications LLC
Brad Miles, 646-513-3125

Source: Acceleron Pharma

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